SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the "Sublease"), made as of this 16th day of September, 1999, by and between Outdoor West, Inc., a Texas corporation ("Sublessor"); and Intacta Technologies, Inc., a ____________ corporation ("Sublessee").

                          WITNESSETH:

WHEREAS, Sublessor, as "Tenant" entered into a lease with P.C. Tower L.P., a Georgia limited partnership (the "Prime Landlord"), dated November 1, 1991, leasing space on the 16th floor of that certain building known as South Tower, 25 Peachtree Street, Atlanta Georgia. Said lease has been amended three (3) times. The third amendment by and between Sublessor and Peachtree Complex, L.P., a Georgia limited partnership, is dated October 22, 1997 and is for that certain space located on the 22nd floor of the North Tower, 235 Peachtree Street, Atlanta, Georgia (the "Building"). Said lease and Amendments (the "Prime Lease") to which reference made above is incorporated herein by this reference as Exhibit "A".

WHEREAS, Sublessor and Sublessee have agreed that Sublessor shall sublet approximately 2,208 square feet to the Sublessee, as such space is shown on Exhibit "B" attached hereto and by this reference incorporated herein, upon the terms and conditions as herein described.

NOW THEREFORE, for Ten and No/100 Dollar ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.  Premises, Rent and Term.

A. Sublessor hereby subleases to Sublessee the 2,208 square feet of space on the 22nd floor of the Building shown on Exhibit "B" (the "Sublease Premises"), beginning on November 1, 1999 and ending on November 8, 2000.

B. The base rent for such Sublease Premises shall be equal to Ten and 00/100 Dollars per rentable square foot ($10.00/RSF) per year which equates to One Thousand Eight Hundred Forty and 00/100 Dollars ($1,840.00) per month due in advance on the first day of each month during the Term. Sublessor agrees to deliver space to Sublessee no later than October 31, 1999. Should Sublessor fail to deliver premises by October 31, 1999, Sublessee may: (1) terminate this sublease upon delivery of written notice to Sublessor, and Sublessor shall immediately return to Sublessee the first month's rent ($1,840.00) and the security deposit ($1,840.00) previously paid by Sublessee to Sublessor; or (2) receive as damages $250.00 per day of delay in the delivery of the premises.
If the term commences on a day other than the beginning or end of the month, then the rent shall be prorated on a per diem basis.

2. No Assignment. Sublessee shall not assign this Sublease nor sublet the Sublease Premises in whole or in part without prior written consent of Sublessor and Prime Landlord. Said consent from Sublessor shall not be unreasonably withheld, delayed. Sublessee shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

3. Other Charges. If Sublessee shall procure any additional services from the Building, such as alterations or after-hour air conditioning, Sublessee shall pay for same a the rates charged therefor by the Prime Landlord and shall make such payment to the Sublessor or Prime Landlord, as Sublessor shall direct. Any Rent or other sums payable by Sublessee under this Paragraph 3 shall be Additional Rent and collectible by Sublessor as such. If Sublessor shall receive any refund from Prime Landlord, Sublessee shall be entitled to the return of so much thereof as shall be attributable to prior payments by Sublessee.

4. Subordinate to Prime Lease. This Sublease is subject and subordinate in all instances and under all circumstances to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease contained shall be applicable to this Sublease with the same force and affect as if Sublessor were the "Landlord" under the Prime Lease and Sublessee were the "Tenant" thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to Prime Landlord against Sublessor as "Tenant" under the Prime Lease.

5. Services. Notwithstanding anything to the contrary contained herein, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled to as "Lessee" under the Prime Lease and that for all such services and rights Sublessee will look to Prime Landlord under Prime Lease.

6. No Acts - Sublessee. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Prime Landlord by reason or any right of termination or forfeiture reserved or vested in Prime Landlord under the Prime Lease, or any rights to damages accruing to or for the benefit of Prime Landlord under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Sublessor by reason of default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited, or any claims shall accrue to the benefit of or for the Prime Landlord under the Prime Lease by reason of any default on the part of Sublessee.

7. No Acts - Sublessor. Sublessor shall do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Prime Landlord by reason of any right of termination or forfeiture reserved or vested in Prime Landlord under the Prime Lease, or any rights to damages accruing to or for the benefit of Prime Landlord under the Prime Lease, and Sublessor shall indemnify and hold the Sublessee harmless from and against all loss, costs, damage or expense including, but not limited to, attorneys' fees and court costs, incurred by Sublessee by reason of any default on the part of Sublessor by reason of which the Prime Lease may be terminated or forfeited, or any claims shall accrue to the benefit of or for Prime Landlord under the Prime Lease by reason of any default on the part of Sublessor. Sublessor represents and warrants that Sublessor shall pay to Prime Landlord any and all sums owed to Prime Landlord under the Prime Lease and, upon request by Subtenant, shall provide written evidence thereof. Sublessor shall also deliver to Sublessee on or before five
(5) days from Sublessor's receipt thereof any notice of default delivered to Sublessor from Prime Landlord. In the event that Sublessor fails to pay any sums owed to Prime Landlord or perform any act required under the Prime Lease, Subtenant shall have the right but not the obligation to pay Prime Landlord any amounts or perform any act required of Sublessor under the Prime Lease in order to cure Sublessor's failure to perform. Any amount paid by Sublessee to Prime Landlord on behalf of Sublessor to cure Sublessor's default of the Prime Lease shall accrue interest at the rate of five percent (5%). On or before five (5) days after receipt of written notice from Sublessee, Sublessor shall pay to Sublessee any and all amounts paid by Sublessee (i) on behalf of Sublessor or (ii) to cure Sublessor's default, together with any interest accruing thereon as provided herein.

7. Payment to Sublessor by Sublessee. Sublessee has paid to Sublessor upon the execution and delivery of this Sublease One Thousand Eight Hundred Forty and 00/100 Dollars ($1,840.00) as payment for the first month of rent, November 1999 under the Sublease. Sublessee has also paid Sublessor, upon the execution and delivery of the Sublease, the sum of One Thousand Eight Hundred Forty and 00/100 Dollars $1,840.00) as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, including, but not limited to, payment of Rent or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's failure to company with the terms and conditions of the Prime Lease or this Sublease, including, but not limited to, any damages or deficiency incurred by Sublessor as "Tenant" under the Prime Lease in relating the Sublease Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor. Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease. The security deposit, or any unapplied balance thereof, shall be returned to Sublessee within fifteen (15) days after the time fixed as the expiration of the Term.

8. Sublease Premises Improvements - Sublessee agrees to accept the premises in as-is condition.

9. Agency Disclosure. Lambert Smith Hampton is representing the Sublessee in this transaction, and not the Sublessor. Lambert Smith Hampton will be paid a commission by the Sublessor and Sublessor will indemnify Sublessee for all damages and costs related to non-payment of same.

10. No Other Agreements. All prior understandings and agreements between the parties are merged within this Sublease, which along fully and completely sets forth the understanding of the parties hereto. This Sublease may not be changed or terminated in any manner other than by an agreement in writing, executed by the party against whom enforcement of the change or termination is sought.

11. NOTICE. Any notice of demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed if to Sublessor, as follows:

Outdoor West, Inc.
2976 North Expressway
Griffin, GA 30223
Attn: Charles Renfroe

and if to Sublessee, as follows:

Intacta Technologies, Inc.
3350 Riverwood Parkway, S.E.
Suite 1900
Atlanta, Georgia 30339
Attn: Noel R. Bambrough
      Executive Vice-President and Chief Operating Officer

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

12. Binding. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this Sublease to be executed under seal and delivered, on the day and year above written.

SUBLESSOR: OUTDOOR WEST, INC.

By: "Charles Renfroe"
    ---------------------
    Charles Renfroe, CEO

(CORPORATE SEAL)

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SUBLESSEE: INTACTA TECHNOLOGIES, INC.

By: "Noel R. Bambrough"
    -----------------------
    Noel R. Bambrough, Executive Vice President

(CORPORATE SEAL)

                      CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this "Consent") is executed as of the 21st day of September, 1999 by PEACHTREE-TSG ASSOCIATES, LLC ("Landlord"), Outdoor West, Inc. ("Sublandlord"), INTACTA TECHNOLOGIES, INC. ("Subtenant").

                            RECITALS

WHEREAS, Landlord, or its predecessor in title, and Sublandlord (as "Tenant") did enter into that certain Lease Agreement, as amended from time to time, originally dated ______________ (collectively the "Lease").

WHEREAS, Sublandlord and Subtenant have entered into that certain Sublease Agreement, dated as of 11/01/99 (the "Sublease"), for the Leased Premises (the "Subleased Premises").

WHEREAS, Sublandlord must obtain the consent of Landlord to the subletting.

NOW, THEREFORE, in consideration of the foregoing, Landlord does agree as follows:

1. Landlord hereby consents to the subletting in the Sublease. This Consent and the occupancy of the Sublease Premises by Subtenant shall not be a consent to the making of any alterations, or to any other provisions contained in the Sublease, other than the as specifically set forth herein.

2. This Consent and the occupancy of the Subleased Premises by Subtenant shall not be deemed to be a waiver or release of any of the obligations of Sublandlord under the Lease.

3. Sublandlord and Subtenant will not modify, alter, amend or terminate the Sublease without the prior written consent of Landlord.

4. Nothing contained in the Sublease or in this Consent shall be deemed a waiver, modification or amendment of the Lease or any of Sublandlord's obligations thereunder including, but not limited to, the obligations to pay Base Rent, Additional Rent and any other charges under the Lease and the obligation obtain Landlord's approval of plans and specifications and contractors and to pay any fees applicable thereto, all in accordance with the Lease, prior to making alterations in any portion of the Subleased Premises.

5. The Sublease shall in all respects be subject and subordinate to the Lease and to all modifications, amendments and extensions thereof. Any term, condition or provision contained in the Sublease in conflict with the Lease shall be null and void as to Landlord (although effective between Sublandlord and Subtenant) notwithstanding Landlord's consent to the subletting. Subject to Landlord's rights in Paragraph 8 below, any termination of the Lease shall result in a termination of the Sublease.

6. Nothing contained in this Consent shall be deemed a waiver of Landlord's right to approve or disapprove of any further or additional subletting of the Premises or the Subleased Premises or any assignment of either the Lease or the Sublease.

7. This Consent may not be changed, amended or modified in any manner other than by agreement in writing specifically referring to this Consent and executed by Landlord, Sublandlord and Subtenant.

8. If Landlord shall recover or come into possession of the Subleased Premises before the stated expiration date of the Lease, Landlord shall have the right, but not the obligation, to take over the Sublease and to succeed to all rights of Sublandlord thereunder, Sublandlord hereby assigning (effective as of the date of Landlord's succession to Sublandlord's estate in the Subleased Premises) the Sublease if Landlord shall elect take over. The subletting thereunder is subject to the condition that, from and after the termination of the Lease or re-entry by Landlord thereunder or other succession by Landlord to Sublandlord's estate in the Sublease Premises, Subtenant hereby waives any right to surrender possession or to terminate the Sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord as its landlord, under all of the then executory terms of the Sublease, except that Landlord shall not be (a) liable for any previous act, omission or negligence of Sublandlord under the Sublease, (b) subject to any counterclaim, defense or offset theretofore accruing to Subtenant against Sublandlord, (c) bound by any previous modification or amendment of the Sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the Sublease, or (d) obligated to perform any repairs or other work in the Sublease Premises or the Building beyond Landlord's obligations under the Lease, and Subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

9. Upon the occurrence of any default by Sublandlord of its obligations under the Lease, Landlord may elect, by written notice to Sublandlord and Subtenant, to require Subtenant to pay all rental and other amounts due under the Sublease directly to Landlord. Landlord may apply such payment first to the costs necessary to cure Sublandlord's default and then to Sublandlord's outstanding payment obligations under the Lease. Sublandlord hereby authorizes Subtenant to comply, without inquiry, with any such directive received from Landlord.

10. The provisions of this Consent shall bind and inure to the benefit of Sublandlord, Subtenant and their respective successors and assigns. The word "Landlord" as used herein shall mean not only the original Landlord named in the first paragraph of this Consent but also all future owners of the property in which the Subleased Premises is located. The word "Subtenant" as used herein shall mean not only the original Subtenant named in the first paragraph of this Consent but also all future holders of the tenant's leasehold estate under the Sublease (but only such future holders that have been consented to by Landlord as required herein.)

11. Sublandlord and Subtenant shall indemnify and hold Landlord harmless from any and all claims, suits, or judgements (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with such) for any fees, commissions or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Sublandlord or Subtenant, related to the Sublease.

12.  This Consent shall be construed under the laws of the State of Georgia.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the day and year first above written.

LANDLORD:

PEACHTREE-TSG ASSOCIATES LLC, a
Delaware limited liability company

By: Mezzanine Investors Partners, a New York
    general partnership

By: Taylor Simpson Capital Management, L.P.,
    a Delaware limited partnership, a partner

By: TSGP Inc., a Delaware corporation, its
    general partner

By: "RBW"
    -----

SUBLANDLORD:

By: "Charles H. Renfroe"
    --------------------
    Charles H. Renfroe
    CEO

(CORPORATE SEAL)

SUBTENANT

By: "Noel R. Bambrough"
    -------------------
    Noel R. Bambrough
    Executive Vice-President

(CORPORATE SEAL)